UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

ILG, LLC

(formerly known as ILG, Inc.)

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

ILG, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Settlement of the Exchange Offer

On September 4, 2018 (the “Settlement Date”), Marriott Vacations Worldwide Corporation (“MVW”) settled the previously announced exchange offer (the “Exchange Offer”) by Marriott Ownership Resorts, Inc., its wholly owned subsidiary (the “Issuer”), with respect to the outstanding 5.625% Senior Notes due 2023 (the “Existing IAC Notes”) of Interval Acquisition Corp. (“IAC”), a wholly owned subsidiary of ILG, LLC (“ILG”), pursuant to which the Issuer offered to exchange the Existing IAC Notes held by certain eligible holders for: (i) newly issued 5.625% Senior Notes due 2023 (the “Exchange Notes”) issued by the Issuer and ILG, a Delaware limited liability company and a wholly owned subsidiary of MVW (in such capacity, the “Co-Issuer” and, together with the Issuer, the “Issuers”), and (ii) cash. The Exchange Offer expired at 5:00 p.m., New York City time, on August 30, 2018 (the “Expiration Time”).

At the Expiration Time, $88,165,000 in aggregate principal amount of Existing IAC Notes had been validly tendered and not withdrawn in the Exchange Offer. On the Settlement Date, the Issuers issued $88,165,000 in aggregate principal amount of Exchange Notes and paid $881,650 (or $10.00 per $1,000 principal amount of Existing IAC Notes) as a cash payment for the Existing IAC Notes accepted for exchange.

Immediately following the Settlement Date, approximately $262 million in aggregate principal amount of Existing IAC Notes remained outstanding.

The Exchange Notes and the related guarantees were offered in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Notes and the related guarantees have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Exchange Notes

The Exchange Notes were issued pursuant to an indenture, dated as of September 4, 2018 (the “Exchange Notes Indenture”), among the Issuers, MVW, as a guarantor, the subsidiary guarantors party thereto (collectively with MVW, the “Guarantors”), and HSBC Bank USA, National Association, as trustee (the “Exchange Notes Trustee”). Neither the Issuers nor IAC received any cash proceeds from the Exchange Offer or the issuance of the Exchange Notes.

The Exchange Notes mature on April 15, 2023 and bear interest at a rate of 5.625% per annum. Interest on the Exchange Notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2018; provided that on October 15, 2018, the Issuers will pay interest on the Exchange Notes from April 15, 2018 (the date interest was most recently paid on the Existing IAC Notes) to, but not including, October 15, 2018.

The Exchange Notes are senior unsecured obligations of the Issuers and the Guarantors, rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness (including the Issuers’ 6.500% Senior Notes due 2026, borrowings under MVW’s new credit facility, the Existing IAC Notes not exchanged in the Exchange Offer (with respect to IAC, ILG, Inc. and the other guarantors thereof only) and MVW’s 1.50% Convertible Senior Notes due 2022 (with respect to MVW only)), will be senior in right of payment to any future subordinated indebtedness of the Issuers and the Guarantors, are effectively junior in right of payment to all of the Issuers’ and the Guarantors’ existing and future secured indebtedness (including the Corporate Credit Facility (as defined below)) to the extent of the value of the collateral securing such indebtedness and are structurally subordinated to any existing and future obligations of any of MVW’s subsidiaries that are not guarantors of the Exchange Notes.

The Issuers may, at their option, redeem the Exchange Notes, in whole or in part, at any time and from time to time, at the applicable redemption prices set forth in the Exchange Notes Indenture plus accrued and unpaid interest, if any, to, but not including, the redemption date. If MVW experiences a “Change of Control” (as defined in the Exchange Notes Indenture) or sells certain of its assets, MVW will be required to offer to repurchase the Exchange Notes at the prices set forth in the Exchange Notes Indenture, subject to certain conditions.

The Exchange Notes Indenture contains certain covenants that limit MVW’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other restricted payments; (iii) make loans and investments; (iv) incur liens; (v) sell assets; (vi) enter into affiliate transactions; (vii) enter into certain sale and leaseback transactions; (viii) enter into agreements restricting MVW’s subsidiaries’ ability to pay dividends; and (ix) merge, consolidate or amalgamate or sell all or substantially all of its property. The Exchange Notes Indenture also provides for customary events of default.

In connection with the Exchange Offer, the Issuers and the Guarantors entered into a registration rights agreement, dated as of September 4, 2018 (the “Exchange Notes Registration Rights Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, the dealer managers. Pursuant to the Exchange Notes Registration Rights Agreement, the Issuers and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) so that holders of the Exchange Notes can exchange the Exchange Notes for freely tradable notes registered under the Securities Act having substantially the same terms as the Exchange Notes (except that the registered notes will not contain terms with respect to special interest, registration rights or transfer restrictions) and evidencing the same indebtedness as the Exchange Notes and exchange the related note guarantees for registered guarantees having substantially the same terms as the original note guarantees. The Issuers and the Guarantors may be required to provide a shelf registration statement to cover resales of the Exchange Notes under certain circumstances. If the Issuers and the Guarantors fail to satisfy their registration obligations under the Exchange Notes Registration Rights Agreement, the Issuers may be required to pay additional interest to the holders of the Exchange Notes, up to a maximum additional interest rate of 1.00% per annum.

The foregoing description of the Exchange Notes Indenture, the Exchange Notes and the Exchange Notes Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Notes Indenture, the form of Exchange Note and the Exchange Notes Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and are incorporated herein by reference.

Supplemental Indenture for the 6.500% Senior Notes due 2026

On September 1, 2018, the Issuer, ILG, as co-issuer, certain of ILG’s wholly owned domestic subsidiaries that guarantee MVW’s new credit facility (the “New Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2026 Notes Trustee”), entered into the First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture, dated as of August 23, 2018 (the “2026 Notes Indenture”), by and among the Issuer, MVW, as a guarantor, the other guarantors party thereto from time to time and the 2026 Notes Trustee, governing the Issuer’s previously issued 6.500% Senior Notes due 2026 (the “2026 Notes”). Pursuant to the First Supplemental Indenture, ILG became a co-issuer of the 2026 Notes and the New Guarantors became guarantors of the 2026 Notes. The description of the 2026 Notes is incorporated herein by reference to MVW’s Current Report on Form 8-K, filed with the SEC on August 23, 2018.

In connection with the entry into the 2026 Notes Indenture, on September 1, 2018, ILG, the New Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the initial purchasers of the 2026 Notes (the “Representative”), entered into a joinder (the “Registration Rights Agreement Joinder”) to that certain Registration Rights Agreement, dated as of August 23, 2018 (the “2026 Notes Registration Rights Agreement”), by and among the Issuer, MVW, as a guarantor, the other guarantors party thereto and the Representative. The description of the 2026 Notes Registration Rights Agreement is incorporated herein by reference to MVW’s Current Report on Form 8-K, filed with the SEC on August 23, 2018.

The foregoing description of the 2026 Notes Indenture, the 2026 Note, the First Supplemental Indenture, the Registration Rights Agreement and the Registration Rights Agreement Joinder does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Supplemental Indenture and the Registration Rights Agreement Joinder, copies of which are filed as Exhibits 4.4, 4.5, 4.6, 4.7 and 4.8 hereto, respectively, and are incorporated herein by reference.

Corporate Credit Facility

On August 31, 2018, MVW and certain of its subsidiaries entered into several agreements relating to a new credit facility (the “Corporate Credit Facility”), including (1) a Credit Agreement, dated as of August 31, 2018 (the “Credit Agreement”), among MVW, the Issuer, following the execution of a joinder agreement on September 1, 2018, IAC (together with the Issuer, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), (2) a Guaranty, dated as of August 31, 2018 (the “Guaranty”), made by MVW, the Issuer and certain other subsidiaries of MVW (and, following the execution of a supplement on September 1, 2018, ILG and certain of its subsidiaries) in favor of JPMorgan as administrative agent for the Lenders and (3) a Security Agreement, dated as of August 31, 2018 (the “Security Agreement”) made by MVW, the Issuer and certain other subsidiaries of MVW (and, following the execution of a supplement on September 1, 2018, ILG and certain of its subsidiaries) in favor of JPMorgan as administrative agent for the Lenders.

The Credit Agreement includes a $900 million term loan facility and revolving borrowing capacity of $600 million, including letter of credit sub-facilities of $75 million. The Credit Agreement provided consideration for the Combination Transactions (as defined below) and support for MVW’s business, including ongoing liquidity and letters of credit. The term loan facility will bear interest at a floating rate plus an applicable margin that that varies from 1.25 percent to 2.25 percent depending on the type of loan with the corresponding base rate selected by the Borrowers. Revolving borrowings under the Credit Agreement will generally bear interest at a floating rate plus an applicable margin that varies from 0.50 percent to 2.75 percent depending on the type of loan with the corresponding base rate selected by the Borrowers and the Company’s credit rating. In addition, the Borrowers will pay a commitment fee on the unused revolving availability under the Credit Agreement at a rate that varies from 20 basis points per annum to 40 basis points per annum, also depending on the Company’s credit rating.

The Credit Agreement contains affirmative and negative covenants and representations and warranties customary for financings of this type. In addition, the Credit Agreement contains a financial covenant requiring the Company to maintain a maximum ratio of consolidated first lien secured net debt to consolidated EBITDA (as defined in the Credit Agreement) of 3.00 to 1.00.

Pursuant to the Guaranty, the obligations of the Borrowers under the Credit Agreement are guaranteed by MVW and by certain of its direct and indirect, existing and future, material domestic subsidiaries (excluding certain special purpose subsidiaries and other customary exceptions). Pursuant to the Security Agreement, the obligations of the Borrowers under the Credit Agreement are secured by a perfected first priority security interest in substantially all of the assets of MVW and the guarantors, subject to certain exceptions.

The foregoing description of the Credit Agreement and the joinder thereto does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement and the joinder thereto, copies of which are filed as Exhibits 4.9 and 4.10 hereto, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Combination Transactions, on August 31, 2018, ILG terminated all outstanding commitments under the Amended and Restated Credit Agreement, dated as of June 21, 2012 (as amended from time to time, the “ILG Credit Agreement”), by and among ILG, Inc., IAC, as borrower, certain subsidiaries of IAC, as guarantors, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent. In connection with the termination of the ILG Credit Agreement on August 31, 2018, all outstanding obligations for principal, interest and fees under the ILG Credit Agreement were paid off in full.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 1, 2018, ILG completed its previously announced merger with MVW pursuant to the Agreement and Plan of Merger, dated as of April 30, 2018 (the “Merger Agreement”), by and among MVW, ILG, Inc., Ignite Holdco, Inc., a Delaware corporation and wholly-owned direct subsidiary of ILG, Inc. (“Holdco”), Ignite Holdco Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Holdco (“Ignite Holdco Sub”), Volt Merger Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of MVW (“Volt Corporate Merger Sub”), and Volt Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of MVW (“Volt LLC Merger Sub”). Pursuant to the Merger Agreement, the following “combination transactions” took place:

•

Ignite Holdco Sub merged with and into ILG, Inc. at 11:58 pm on August 31, 2018 (the “ILG Merger”), with ILG, Inc. continuing as the surviving corporation and a wholly owned subsidiary of Holdco (the “Initial ILG Surviving Corporation”);

•	The Initial ILG Surviving Corporation was converted into a Delaware limited liability company and its name was changed to ILG, LLC at 11:59 pm on August 31, 2018 (the “ILG LLC Conversion”);

•

Volt Corporate Merger Sub merged with and into Holdco at 12:01 am on September 1, 2018 (the “Initial Holdco Merger”), with Holdco continuing as the surviving corporation and a wholly owned subsidiary of MVW (the “Initial Holdco Surviving Corporation”); and

•

The Initial Holdco Surviving Corporation merged with and into Volt LLC Merger Sub at 12:02 am on September 1, 2018 (the “Final Holdco Merger” and, together with the ILG Merger, the ILG LLC Conversion and the Initial Holdco Merger, the “Combination Transactions”), with Volt LLC Merger Sub surviving the Final Holdco Merger as a wholly owned direct subsidiary of MVW.

As a result of the Combination Transactions, ILG became an indirect, wholly owned subsidiary of MVW, and each outstanding share of ILG, Inc. common stock was converted into the right to receive (i) $14.75 in cash and (ii) 0.165 shares of MVW common stock, with cash paid in lieu of fractional shares.

The information in Item 3.03 of this report on Form 8-K is incorporated into this Item 2.01 by reference.

The foregoing description of the Merger Agreement is not complete and is subject and entirely qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to ILG, Inc.’s Current Report on Form 8-K filed with the SEC on April 30, 2018.

ILG has incorporated the Merger Agreement by reference as an exhibit to this report to provide investors and security holders with information on its terms. That incorporation by reference is not intended to provide any other financial information about the parties to the Merger Agreement or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and only as of specific dates; were solely for the benefit of the parties; may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders.

Investors and security holders should not rely on the representations, warranties and covenants or any description of those provisions as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement, and that subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Combination Transactions, on August 31, 2018, ILG, Inc. notified Nasdaq, Inc. (the “NASDAQ”) that trading in ILG common stock (as defined below) should be suspended and listing of ILG common stock on the NASDAQ should be removed. Trading of ILG common stock on the NASDAQ was suspended prior to the opening of business on September 4, 2018. On August 31, 2018, ILG, Inc. also requested that the NASDAQ file with the SEC an application on Form 25 to delist and deregister ILG common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, ILG intends to file with the SEC a Form 15 requesting that the reporting obligations of ILG under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

Under the terms of the Merger Agreement, each outstanding share of ILG, Inc. common stock, par value $0.01 per share (the “ILG common stock”), issued and outstanding immediately prior to the effective time of the Combination Transactions was cancelled and converted into the right to receive (a) $14.75 in cash, without interest, and (b) 0.165 shares of MVW common stock, par value $0.01 per share (the “MVW common stock”).

In connection with the completion of the Combination Transactions, each outstanding ILG, Inc. equity-based award, including awards held by ILG, Inc. directors and executive officers, was converted into the right to receive (1) an award in respect of shares of MVW common stock on the same terms and conditions (excluding any performance goals) as the applicable ILG, Inc. equity-based award, in an amount determined by multiplying the number of shares of ILG common stock subject to such award (assuming achievement of target performance levels for any performance-based awards) by the equity award exchange ratio, and (2) an award of cash subject to the same vesting conditions applicable to such ILG, Inc. equity-based award (excluding any performance goals), in an amount determined by multiplying the number of shares of ILG common stock subject to such award (assuming achievement of target performance levels for any performance-based awards) by the cash merger consideration.

The information in Items 2.01, 3.01 and 5.03 of this report is incorporated in this Item 3.03 by reference.

The foregoing description of the Merger Agreement is not complete and is subject and entirely qualified by reference to the full text of the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 above is incorporated herein by reference.

Lizanne Galbreath and Stephen R. Quazzo, who were members of the Board of Directors of ILG, Inc. prior to the Combination Transactions, were appointed as directors of MVW effective as of the consummation of the Combination Transactions on September 1, 2018.

The information in Item 2.01 and Item 3.03 of this report is incorporated in this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2018, as a result of the consummation of the Combination Transactions described in Item 2.01 above, ILG, Inc.’s directors and executive officers ceased serving in such capacities.

On September 1, 2018, Stephen P. Weisz was appointed as President and Chief Executive Officer, John E. Geller, Jr. was appointed as Executive Vice President and Chief Financial Officer, and John A. Galea was re-appointed as Executive Vice President, Chief Accounting Officer and Treasurer of ILG, Inc.

Upon the consummation of the Combination Transactions, John E. Geller, Jr., James H Hunter, IV and Stephen P. Weisz were appointed to ILG’s board of managers.

Biographical information about Mr. Weisz and Mr. Geller is set forth in MVW’s Annual Report on Form 10-K, filed with the SEC on February 27, 2018, and is hereby incorporated by reference into this report. Biographical information about Mr. Galea is set forth in ILG, Inc.’s Form 10-K/A, filed with the SEC on April 30, 2018, and is hereby incorporated by reference into this report.

There is no material plan, contract or arrangement to which Mr. Galea, Mr. Geller or Mr. Weisz is a party or in which they participate that was entered into or materially amended in connection with their appointments as officers of ILG, nor was there any grant or award made to Mr. Galea, Mr. Geller or Mr. Weisz or modification thereto in connection their respective appointments. There is no arrangement or understanding between Mr. Geller, Mr. Hunter or Mr. Weisz and any other person under which each was appointed as a manager. From the beginning of ILG, Inc.’s last fiscal year through today, there have been no transactions with ILG, and there are currently no proposed transactions with ILG in which the amount involved exceeds $120,000 and in which Mr. Galea, Mr. Geller, Mr. Hunter or Mr. Weisz had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as a result of the consummation of the ILG Merger, ILG, Inc.’s articles of incorporation and by-laws were amended and restated as of 11:58 pm on August 31, 2018 to be identical to the articles of incorporation and bylaws of Ignite Merger Sub (except for ILG, Inc.’s name), as in effect immediately prior to the closing of the ILG Merger. Copies of ILG, Inc.’s amended and restated articles of incorporation and bylaws are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Additionally, as of 11:59 pm on August 31, 2018, ILG, Inc.’s amended and restated articles of incorporation and bylaws ceased to be in effect and the Articles of Organization and the Limited Liability Company Operating Agreement of ILG became effective in accordance with the terms of the Merger Agreement. Copies of the Certificate of Formation and the Limited Liability Company Operating Agreement are filed as Exhibits 3.3 and 3.4, respectively, to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 30, 2018, by and among Marriott Vacations Worldwide Corporation, ILG, Inc., Ignite Holdco, Inc., Ignite Holdco Subsidiary, Inc., Volt Merger Sub, Inc., and Volt Merger Sub LLC (incorporated by reference from Exhibit 2.1 of ILG, Inc.’s Current Report on Form 8-K filed with the SEC on April 30, 2018)

3.1	Amended and Restated Articles of Incorporation of ILG, Inc.

3.2	Amended and Restated Bylaws of ILG, Inc.

3.3	Certificate of Formation of ILG, LLC

3.4	Limited Liability Company Operating Agreement of ILG, LLC

4.1	Indenture, dated as of September 4, 2018, by and among Marriott Ownership Resorts, Inc., ILG, LLC, Marriott Vacations Worldwide Corporation, as guarantor, the other guarantors party thereto and HSBC Bank USA, National Association, as trustee.

4.2	Form of 5.625% Senior Note due 2023 (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of September 4, 2018, by and among Marriott Ownership Resorts, Inc., ILG, LLC, Marriott Vacations Worldwide Corporation, as a guarantor, the other guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC.

4.4

Indenture, dated as of August 23, 2018, by and among Marriott Ownership Resorts, Inc., Marriott Vacations Worldwide Corporation, as guarantor, the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference from Exhibit 4.1 to MVW’s Current Report on Form 8-K filed with the SEC on August 23, 2018).

4.5	Form of 6.500% Senior Note due 2026 (included as Exhibit A to Exhibit 4.4).

4.6	Supplemental Indenture, dated September 1, 2018, by and among Marriott Ownership Resorts, Inc., ILG, LLC, the guarantors party thereto and the Bank of New York Mellon Trust Company, N.A., as trustee.

4.7

Registration Rights Agreement, dated as of August 23, 2018, by and among Marriott Ownership Resorts, Inc., Marriott Vacations Worldwide Corporation, as guarantor, the other guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference from Exhibit 4.3 to MVW’s Current Report on Form 8-K filed with the SEC on August 23, 2018).

4.8	Joinder Agreement to Registration Rights Agreement, dated as of September 1, 2018, by and among ILG, LLC, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the initial purchasers.

4.9	Credit Agreement, dated as of August 31, 2018, among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

4.10	Joinder Agreement, dated as of September 1, 2018, among Interval Acquisition Corp. and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILG, LLC

By:	/s/ John E. Geller, Jr.
Name:	John E. Geller, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date: September 5, 2018